UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 27, 2014 (February 26, 2014)

Travelport Limited

(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

300 Galleria Parkway

Atlanta, GA 30339

(Address of principal executive office)

Registrant’s telephone number, including area code (770) 563-7400

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 27, 2014, we reported our fourth quarter and full year 2013 results. Our fourth quarter and full year 2013 results are discussed in detail in the press release attached hereto as Exhibit 99.1.

The information in this item, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by Travelport Limited under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 8.01	Other Events.

To further strengthen our capital structure, Travelport Worldwide Limited, our ultimate parent company, entered into separate, individually negotiated private exchange agreements with Morgan Stanley, certain funds and accounts managed by AllianceBernstein L.P. and certain funds and accounts managed by P. Schoenfeld Asset Management LP to exchange $135 million of our subordinated debt at par into common stock, par value $0.0002 (the “Common Shares”), of Travelport Worldwide at a value of $1.55 per Common Share. An aggregate of approximately 87 million Common Shares will be issued in the exchanges, which brings our fully diluted shares outstanding to approximately 928 million.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release dated February 27, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

By:	/s/ Antonios Basoukeas
Antonios Basoukeas
Group Vice President and Group Financial Controller

Date: February 27, 2014

TRAVELPORT LIMITED

CURRENT REPORT ON FORM 8-K

Report Dated February 27, 2014 (February 26, 2014)

EXHIBIT INDEX

99.1	Press Release dated February 27, 2014.